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                                                                    EXHIBIT 4.1

                            A Minnesota Corporation


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                           JUBILEE GAMING ENTERPRISES, INC.


    Common Stock                                                  No Par Value



    This Certifies that   John Doe**************************           is the
                        ----------------------------------------------
    registered holder of  Zero  (0)*************************           Shares
                         ---------------------------------------------

    transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

        this             day                      of                A.D. 19
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Secretary                                  President